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                                                                     Exhibit 4.3

                          PLEDGE AND SECURITY AGREEMENT

                                      AMONG

                               PENTON MEDIA, INC.,

                     EACH OF THE OTHER GRANTORS PARTY HERETO

                                       AND

                   U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

                         ------------------------------

                           DATED AS OF MARCH 28, 2002






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                                TABLE OF CONTENTS

                                                                                                               PAGE


SECTION 1.       DEFINITIONS......................................................................................1

SECTION 2.       GRANT OF SECURITY INTEREST; NO ASSUMPTION OF LIABILITY...........................................8

SECTION 3.       DELIVERY OF THE COLLATERAL.......................................................................9

SECTION 4.       REPRESENTATIONS AND WARRANTIES...................................................................9

SECTION 5.       COVENANTS AND AGREEMENTS........................................................................12

SECTION 6.       INVESTMENT RELATED PROPERTY.....................................................................16

SECTION 7.       FURTHER ASSURANCES..............................................................................18

SECTION 8.       TRUSTEE APPOINTED ATTORNEY-IN-FACT..............................................................19

SECTION 9.       REMEDIES UPON DEFAULT...........................................................................19

SECTION 10.      GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY...................................................23

SECTION 11.      REIMBURSEMENT OF TRUSTEE........................................................................23

SECTION 12.      WAIVERS; AMENDMENT..............................................................................24

SECTION 13.      SECURITY INTEREST ABSOLUTE......................................................................24

SECTION 14.      TERMINATION; RELEASE............................................................................24

SECTION 15.      ADDITIONAL GRANTORS.............................................................................25

SECTION 16.      NOTICES.........................................................................................25

SECTION 17.      BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS..................................................25

SECTION 18.      SURVIVAL OF AGREEMENT; SEVERABILITY; ENTIRE AGREEMENT...........................................25

SECTION 19.      GOVERNING LAW...................................................................................26

SECTION 20.      COUNTERPARTS....................................................................................26

SECTION 21.      HEADINGS........................................................................................26

SECTION 22.      JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS..............................................26

SECTION 23.      WAIVER OF JURY TRIAL............................................................................27

SECTION 24.      NO DUTY ON THE PART OF THE TRUSTEE; STANDARD OF CARE............................................27

SECTION 25.      INDENTURE CONTROLS..............................................................................27

SECTION 26.      TRUST INDENTURE ACT CONTROLS....................................................................27

Schedule I        Grantors and Addresses for Notices
Schedule II       Filing Offices and Federal Employer Identification Numbers
Schedule III      Diligence Certificate
Schedule IV       Commercial Tort Claims

Exhibit A         Form of Supplement
Exhibit B         Form of Deposit Account Control Agreement

                          PLEDGE AND SECURITY AGREEMENT

         PLEDGE AND SECURITY AGREEMENT, dated as of March 28, 2002, entered into by Penton Media, Inc., a Delaware corporation (the "COMPANY"), and each of the Subsidiaries of the Company listed on Schedule I hereto (each such Subsidiary, individually, a "GUARANTOR" and, collectively, the "GUARANTORS"; each of the Guarantors and the Company are referred to herein, individually, as a "GRANTOR" and, collectively, as the "GRANTORS") in favor of U.S. Bank National Association, as trustee (together with its successors and assigns, the "TRUSTEE") under the Indenture referred to in the next paragraph for the benefit of the Holders (as defined below).

         Reference is made to the Indenture, dated as of March 28, 2002, among the Company, the Guarantors and the Trustee (as amended, restated, extended, supplemented or otherwise modified from time to time, the "INDENTURE").

         In consideration of the extension of credit as set forth in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor has agreed to grant the Security Interest (as defined below) to secure the Secured Obligations (as defined below) on the terms hereinafter set forth.

         Accordingly, the Grantors and the Trustee, on behalf of the Holders, hereby agree as follows:

         Section 1. DEFINITIONS.

                    (a) Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture.

                    (b) As used herein, the following terms shall have the following meanings:

                    "ACCOUNT DEBTOR" means any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

                    "ACCOUNTS" means all "accounts" as defined in Article 9 of the UCC.

                    "ACCOUNTS RECEIVABLE" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary.

                    "ADDITIONAL GRANTOR" has the meaning assigned to such term in Section 15.

                    "ADMINISTRATIVE AGENT" means The Bank of New York, as administrative agent under the Credit Agreement.

                    "APPLICABLE DATE" means (i) in the case of any Grantor (other than an Additional Grantor), the date hereof, and (ii) in the case of any Additional Grantor, the date of the Supplement executed and delivered by such Additional Grantor.

                    "CHATTEL PAPER" means all "chattel paper" as defined in
Article 9 of the UCC, including "electronic chattel paper" or "tangible chattel paper" as defined in Article 9 of the UCC.

                    "COLLATERAL" means, with respect to each Grantor, all of such Grantor's rights, title and interest in, to and under all personal property of such Grantor, other than the Excluded Assets, including the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located: all (i) Accounts Receivable, (ii) Chattel Paper, (iii) Documents, (iv) Equipment, (v) General Intangibles, (vi) Goods, (vii) Instruments, (viii) Insurance, (ix) Inventory, (x) Investment Related Property, including the Collateral Account and all funds and other property from time to time in, or credited to, the Collateral Account or any Deposit Account or Securities Account, (xi) Letter of Credit Rights, (xii) Receivables and Receivable Records, (xiii) Commercial Tort Claims, (xiv) to the extent not otherwise included in clauses (i) through (xiii) above, all Collateral Records, Collateral Support and Supporting Obligations in respect of any of the foregoing, and (xv) to the extent not otherwise included in clauses (i) through
(xiv) above, all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing.

                    "COLLATERAL ACCOUNT" has the meaning assigned to such term in Section 6(c)(ii)(A).

                    "COLLATERAL RECORDS" means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                    "COLLATERAL SUPPORT" means all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                    "COMMERCIAL TORT CLAIMS" means all "commercial tort claims" as defined in Article 9 of the UCC and shall include the commercial tort claims listed on Schedule IV.

                    "COMMODITIES ACCOUNTS" means all "commodity accounts" as defined in Article 9 of the UCC.

                    "COMPANY" has the meaning assigned to such term in the preliminary statement of this Security Agreement.

                    "COPYRIGHT LICENSE" means all agreements, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

                    "COPYRIGHTS" means (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the U.S. Copyright Office, including those listed on Schedule III hereto or to the applicable Supplement,
(c) all rights corresponding to the foregoing throughout the world and all extensions and renewals thereof, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

                    "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of March 8, 2002, among the Company, the lenders party thereto, Bank of America, N.A., as syndication agent, Bank One, NA and Fleet National Bank, as co-documentation agents, and The Bank of New York, as administrative agent, as amended, restated, extended, supplemented or otherwise modified from time to time.

                    "DEPOSIT ACCOUNT CONTROL AGREEMENT" means a Deposit Account Control Agreement, substantially in the form of Exhibit B pursuant to which the Trustee shall have "control" (within the meaning of Article 9 of the UCC) over such applicable Deposit Account.

                    "DEPOSIT ACCOUNTS" means all "deposit accounts" as defined in Article 9 of the UCC, including all such accounts described in Schedule III hereto or to the applicable Supplement.

                    "DILIGENCE CERTIFICATE" means the UCC Pre-Closing Diligence Certificate duly executed and delivered by the Grantors as of March 28, 2002 and attached as Schedule III hereto.

                    "DOCUMENTS" means all "documents" as defined in Article 9 of the UCC.

                    "EQUIPMENT" means (i) all "equipment" as defined in Article 9 of the UCC, and (ii) regardless of whether characterized as equipment under the UCC, all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including machinery, manufacturing equipment, data processing equipment, computers, office equipment, appliances, fixtures, tools, parts and supplies of every kind and description, and all improvements, accessions, additions or appurtenances thereto, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor.

                    "EQUITY INTERESTS" means (a) with respect to a corporation, the capital stock thereof, (b) with respect to a partnership, any partnership interest therein, including all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise, (c) with respect to a limited liability company, any membership interest therein, including all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise, (d) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein or any other interest therein that entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the managing body thereof, and (e) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing and all other securities that are convertible or exchangeable therefor.

                    "GENERAL INTANGIBLES" means (i) all "general intangibles" as defined in Article 9 of the UCC, and (ii) regardless of whether characterized as general intangibles under the UCC, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable, Pledged Equity and Pledged Debt) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, interest rate protection agreements or hedging arrangements, foreign currency exchange protection agreements and other agreements), Intellectual Property, goodwill, registrations, licenses, permits, concessions, authorizations, franchises, all tax refunds and tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable or payment by the relevant obligor of any of the Pledged Debt.

                    "GOODS" means all "goods" as defined in Article 9 of the UCC.

                    "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                    "GRANTOR" and "GRANTORS" have the meanings assigned to such terms in the preliminary statement of this Security Agreement.

                    "GUARANTOR" and "GUARANTORS" have the meanings assigned to such terms in the preliminary statement of this Security Agreement.

                    "HOLDERS" means holders of the Notes from time to time.

                    "INDENTURE" has the meaning assigned to such term in the preliminary statement of this Security Agreement.

                    "INDENTURE DOCUMENTS" means, collectively, the Indenture, the Notes, the Guarantees (as defined in the Indenture), the Collateral Agreements and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Company or the other Grantors pursuant to the Indenture or any of the foregoing (other than the Intercreditor Agreement), as any or all may be amended, restated, extended, supplemented or otherwise modified from time to time.

                    "INSTRUMENTS" means all "instruments" as defined in Article 9 of the UCC.

                    "INSURANCE" means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Trustee is the loss payee thereof), and (ii) any key man life insurance policies.

                    "INTELLECTUAL PROPERTY" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, internet domain names, Trade Secrets, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement of even date herewith between the Administrative Agent and the Trustee, as amended, restated, supplemented or otherwise modified from time to time, or an intercreditor agreement entered into by the Trustee and a Replacement Agent in accordance with the Indenture.

                    "INVENTORY" means (i) all "inventory" as defined in Article 9 of the UCC, and (ii) regardless of whether characterized as inventory under the UCC, (a) all goods held for sale or lease, or

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furnished or to be furnished under contracts of service or so leased or furnished, (b) all materials used or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, (c) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, (d) all goods that have been returned to or are repossessed by or on behalf of such Grantor, and (e) all computer programs embedded in any goods and all accessions thereto and products thereof.

                    "INVESTMENT RELATED PROPERTY" means (i) all "investment property" as defined in Article 9 of the UCC, and (ii) regardless of whether characterized as investment property under the UCC, all cash, "money" as defined in Article 1 of the UCC, "securities" as defined in Article 8 of the UCC, Permitted Investments, certificates of deposit, Deposit Accounts, Commodities Accounts, Securities Accounts and "securities entitlements" as defined in
Article 8 of the UCC and all Pledged Debt and Pledged Equity.

                    "LETTER OF CREDIT RIGHT" means "letter-of-credit right" as defined in Article 9 of the UCC.

                    "LICENSE" means any Patent License, Trademark License, Copyright License, Trade Secret License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III hereto or to the applicable Supplement.

                    "NOTES" means the 11-7/8% Senior Secured Notes Due 2007 issued by the Company, and guaranteed by the Guarantors, pursuant to the Indenture.

                    "PATENT LICENSE" means all agreements, now or hereafter in effect, granting to any third party any right to make, have made, use, sell or import any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

                    "PATENTS" means (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the U.S. Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III hereto or to the applicable Supplement, (b) all reissues, continuations, divisions, continuations-in-part, reexaminations, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all rights corresponding to the foregoing throughout the world, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

                    "PLEDGED DEBT" means all Indebtedness owed to any Grantor, including all Indebtedness set forth on Schedule III hereto or to the applicable Supplement and all right, title and interest of such Grantor to the payment of any loan, advance or other debt of every kind and nature (other than Accounts Receivable and General Intangibles), whether due or to become due, whether or not it has been earned by performance, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                    "PLEDGED EQUITY" means all right, title and interest of any Grantor in any Equity Interests of any entity, including the Pledged Equity set forth on Schedule III hereto or to the applicable

Supplement, and the certificates, if any, representing such Equity Interests and any interest of such Grantor on the books and records of such entity or on the books and records of any securities intermediary pertaining to such Equity Interest.

                    "PLEDGED SECURITIES" means the Pledged Debt, the Pledged Equity and all notes, chattel paper, instruments, certificates, files, records, ledger sheets and documents covering, evidencing, representing or relating to any of the foregoing, in each case whether now existing or owned or hereafter arising or acquired.

                    "PROCEEDS" means (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property, (iii) any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes the Collateral, and (iv) whatever is receivable or received when any of the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                    "RECEIVABLES" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of any Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

                    "RECEIVABLES RECORDS" means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or collateral agents, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto, and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                    "RECORD" means a "record" as defined in Article 9 of the UCC.

                    "REPLACEMENT AGENT" has the meaning assigned to such term in the Intercreditor Agreement.

                    "SECURED OBLIGATIONS" means (a) the due and punctual payment of (i) principal of, premium and Liquidated Damages, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the Trustee or the Holders under the Indenture and the other Indenture Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Indenture and the other Indenture Documents.

                    "SECURITIES ACCOUNTS" means all "securities accounts" as defined in Article 8 of the UCC, including all such accounts described in
Schedule III or to the applicable Supplement.

                    "SECURITY AGREEMENT" means this Pledge and Security Agreement, as amended, restated, extended, supplemented or otherwise modified from time to time.

                    "SECURITY INTEREST" has the meaning assigned to such term in
Section 2(a).

                    "SUPPLEMENT" means a supplement hereto, substantially in the form of Exhibit A.

                    "SUPPORTING OBLIGATION" means (i) all "supporting obligations" as defined in Article 9 of the UCC and (ii) all Guarantees and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a "supporting obligation" under the UCC.

                    "TRADEMARK LICENSE" means all agreements, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

                    "TRADEMARKS" means (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, certification marks, collective marks, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the U.S. Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III hereto or to the applicable Supplement, (b) all goodwill associated with or symbolized by any of the foregoing, and all other assets, rights and interests that uniquely reflect or embody such goodwill, (c) all rights corresponding to the foregoing throughout the world and all extensions and renewals thereof, (d) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to such goodwill, and (e) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

                    "TRADE SECRET LICENSES" means all agreements, now or hereafter in effect, granting to any third party any right to use any Trade Secret now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trade Secret now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

                    "TRADE SECRETS" means (a) all trade secrets and all other confidential or proprietary information, including technical and business information, and know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a "TRADE SECRET"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, (b) the right to sue for past, present and future infringement of any Trade Secret, and
(c) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                    "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                    (c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits, this Security Agreement, and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                    (d) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

                    (e) Each of the Schedules and Exhibits attached hereto is hereby incorporated into and shall constitute part of this Security Agreement.

         Section 2. GRANT OF SECURITY INTEREST; NO ASSUMPTION OF LIABILITY.

                    (a) GRANT OF SECURITY INTEREST. As security for the payment and performance in full of the Secured Obligations, each of the Grantors hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Trustee, for the benefit of the Holders, and hereby grants to the Trustee, for the benefit of the Holders, a security interest in, all of the right, title and interest of such Grantor in, to and under the Collateral (the "SECURITY INTEREST"). Without limiting the foregoing, each Grantor hereby authorizes the Trustee to file one or more financing statements, continuation statements, filings with the U.S. Patent and Trademark Office or the U.S. Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each of the Grantors, without the signature of any Grantor, and naming any Grantor or the Grantors, as applicable, as debtors and the Trustee as secured party. Each Grantor further agrees that such financing statements may describe the Collateral owned or held by it or on its behalf in the same manner as described herein or may contain an indication or description of collateral that describes such Collateral in any other manner that the Trustee may determine, in its sole and absolute discretion, is necessary, advisable or prudent to perfect the Security Interest granted by such Grantor, including describing such property as "all assets" or "all personal property."

                    (b) REVISIONS TO THE UCC. For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the Applicable Date to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

                    (c) CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the Collateral include the Excluded Assets.

                    (d) SECURITY FOR SECURED OBLIGATIONS. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Secured Obligations.

                    (e) NO ASSUMPTION OF LIABILITY. The Security Interest is granted as security only and shall not subject the Trustee or any Holder to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                    (f) INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the relative rights and remedies of the Trustee hereunder and the Administrative Agent (or Replacement Agent) shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

         Section 3. DELIVERY OF THE COLLATERAL.

                    Subject to Section 6, each of the Grantors agrees promptly to deliver or cause to be delivered to the Trustee (or to the Administrative Agent or a Replacement Agent during the effectiveness of the Intercreditor Agreement) any and all notes, chattel paper, instruments, certificates and documents covering, evidencing or representing any of the Pledged Securities included in the Collateral owned or held by or on behalf of such Grantor, in each case accompanied by (i) in the case of any notes, chattel paper, instruments or stock certificates, stock powers duly executed in blank or other instruments of transfer satisfactory to the Trustee and such other instruments and documents as the Trustee may reasonably request and (ii) in all other cases, proper instruments of assignment duly executed by such Grantor and such other instruments or documents as the Trustee may reasonably request. Each Grantor will cause any Pledged Debt owed or owing to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Trustee (or to the Administrative Agent or a Replacement Agent during the effectiveness of the Intercreditor Agreement) pursuant to the terms thereof.

         Section 4. REPRESENTATIONS AND WARRANTIES.

                    Each of the Grantors, jointly with the others and severally, represents and warrants to the Trustee and the Holders that:

                    (a) As of the Applicable Date, (i) such Grantor's chief executive office or its principal place of business is, and for the preceding four months has been, located at the office indicated on Schedule III hereto or to the applicable Supplement, (ii) such Grantor's jurisdiction of organization is the jurisdiction indicated on Schedule III hereto or to the applicable Supplement, (iii) such Grantor's federal employer identification number is as set forth on Schedule II hereto or to the applicable Supplement, and (D) such Grantor's type of organization is as set forth on Schedule III hereto or to the applicable Supplement.

                    (b) As of the Applicable Date, (i) such Grantor's full legal name is as set forth on Schedule III hereto or to the applicable Supplement and
(ii) such Grantor has not done in the preceding five years, and does not do, business under any other name (including any trade-name or fictitious business name), except for those names set forth on Schedule III hereto or to the applicable Supplement.

                    (c) Such Grantor has not within the five years preceding the Applicable Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not theretofore been terminated.

                    (d) Such Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant the Security Interest, except for Liens expressly permitted pursuant to the Indenture Documents, and as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, except for Liens expressly permitted pursuant to the Indenture Documents.

                    (e) All actions and consents, including all filings, notices, registrations and recordings, necessary or desirable to create, perfect and ensure the first priority (subject only to Liens expressly permitted by the Indenture or the Intercreditor Agreement) of the Security Interest in the Collateral owned or held by it or on its behalf or for the exercise by the Trustee of any voting or other rights provided for in this Security Agreement or the exercise of any remedies in respect of any such Collateral have been made or obtained, (i) except for the filing of UCC financing statements naming such Grantor as "debtor" and the Trustee as "secured party", or the making of other appropriate filings, registrations or recordings, containing a description of such Collateral in the U.S. Patent and Trademark Office, the U.S. Copyright office and each other applicable governmental, municipal or other office specified on Schedule II hereto or to the applicable Supplement, (ii) except for any such Collateral as to which the representations and warranties in this
Section 4(e) would not be true solely by virtue of such Collateral having been used or disposed of in a manner expressly permitted hereunder or under any other Indenture Document, and (iii) except to the extent that such Security Interest may not be perfected by filing, registering, recording or taking any other action in the United States.

                    (f) All Collateral owned or held by it or on its behalf is owned or held by it or on its behalf free and clear of any Lien, except for Liens expressly permitted by the Indenture. It has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (ii) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the U.S. Patent and Trademark Office or the U.S. Copyright Office or (iii) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, in each case, which financing statement, analogous document, assignment, security agreement or other instrument, as applicable, is still in effect, except, in the case of each of clauses (i), (ii) and (iii) above, for Liens expressly permitted by the Indenture.

                    (g) The Security Interest in the Collateral owned or held by it or on its behalf (i) is effective to vest in the Trustee, on behalf of the Holders, the rights of the Trustee in such Collateral as set forth herein and
(ii) does not violate Regulation T, U or X as of the Applicable Date.

                    (h) Such Grantor has full power and authority to grant to the Trustee the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

                    (i) The Diligence Certificate, to the extent it relates to such Grantor or any of its property, has been duly prepared, completed and executed and the information set forth therein is true, correct and complete in all material respects.

                    (j) A fully executed copy of this Security Agreement has been delivered to the Trustee for recording with the U.S. Patent and Trademark Office and the U.S. Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205, and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Trustee (for the benefit of the Holders) in respect of all Collateral consisting of Patents, Trademarks and Copyrights owned or held by or on behalf of such Grantor in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent material filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

                    (k) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral owned or held by or on behalf of such Grantor securing the payment and performance of the Secured Obligations, (ii) subject to (A) the filing of all UCC financing statements naming such Grantor as "debtor" and the Trustee as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule II hereto or to the applicable Supplement, and (B) the delivery to the Trustee (or possession by the Administrative Agent or a Replacement Agent during the effectiveness of the Intercreditor Agreement) of any instruments or certificated securities included in such Collateral, a perfected security interest in such Collateral to the extent that a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions, or by the secured party's taking possession, (iii) subject to the execution and delivery of Deposit Account Control Agreements with respect to each Deposit Account included in the Collateral, a perfected security interest in such Collateral, and (iv) subject to the recordation of this Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office within the three month period (commencing as of the date hereof) or any other applicable time period pursuant to 35 U.S.C. Section 261 or 15 U.S.C. Section 1060 (with respect to the U.S. Patent and Trademark Office) or the one month period (commencing as of the date hereof) or any other applicable time period pursuant to 17 U.S.C. Section 205 (with respect to the U.S. Copyright Office) and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to perfect the security interest in all Collateral in which a security interest may be perfected by filing in the U.S. Patent and Trademark Office, the U.S. Copyright Office and other necessary jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral owned or held by or on behalf of such Grantor other than Liens expressly permitted to be prior to the Security Interest pursuant to the Indenture Documents or the Intercreditor Agreement.

                    (l) Except as set forth on Schedule III, all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of such Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets have been licensed by such Grantor to any affiliate or third party.
Schedule III sets forth a true and accurate list of all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor and

Schedule III sets forth a true and accurate list of all Licenses material to the conduct of the business of such Grantor or the business of the Grantors as a whole. Such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule III.

                    (m) All Intellectual Property set forth on Schedule III, and any other Intellectual Property that is material to the conduct of the business of such Grantor or the business of the Grantors as a whole, is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of such Intellectual Property in full force and effect.

                    (n) All Intellectual Property set forth on Schedule III, and any other Intellectual Property that is material to the conduct of the business of such Grantor or the business of the Grantors as a whole, is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's rights to register, or such Grantor's rights to own or use, any such Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened.

                    (o) Such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and have taken all action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality.

                    (p) The conduct of such Grantor's business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no claim has been made that the use of any Intellectual Property owned or used by such Grantor (or any of its respective licensees) violates the asserted rights of any third party.

                    (q) To the best of such Grantor's knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor, or any of its respective licensees.

                    (r) No settlement or consents, covenants not to sue, non-assertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affect such Grantor's rights to own or use any Intellectual Property.

                    (s) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by such Grantor of the Liens purported to be created in favor of the Trustee hereunder or (ii) the exercise by Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (k) above and
(B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of securities.

         Section 5. COVENANTS AND AGREEMENTS.

                    Each Grantor hereby covenants and agrees as follows:

                    (a) It will promptly notify the Trustee in writing of any change (i) in its legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, (iii) in its identity or legal or organizational structure, including its type of organization, or its jurisdiction of organization, or (iv) in its federal employer identification number or its organizational identification number (if any). Upon request by the Trustee, it will promptly notify the Trustee in writing of any change in its principal place of business or any office in which it maintains books or records relating to any of the Collateral owned or held by it or on its behalf or any office or facility at which any such Collateral is located (including the establishment of any such new office or facility). It agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral with the same priority in effect prior to such change.

                    (b) It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Trustee may reasonably request, promptly to prepare and deliver to the Trustee a duly certified schedule or schedules in form and detail satisfactory to the Trustee showing the identity and amount of any and all such Collateral.

                    (c) It shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral owned or held by it or on its behalf against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Indenture or Intercreditor Agreement, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Indenture that could impair the Security Interest or the priority thereof or the Trustee's or any Holder's rights in or to such Collateral.

                    (d) It shall, at its own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Trustee may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. Such Grantor also agrees to supplement this Security Agreement by supplementing the Schedules hereto in order to specifically identify any asset or item owned or held by it or on its behalf acquired by such Grantor after the date hereof that constitutes Intellectual Property or Commercial Tort Claims pledged as Collateral hereunder and to use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date such Grantor has notified the Trustee of such additional Collateral. If such additional Collateral includes any U.S. registered Patents, Trademarks and Copyrights, such supplement shall be accompanied by a copy of this Security Agreement, as so supplemented, and any other documents necessary for recording the Trustee's Security Interest in such U.S. registered Patents, Trademarks and Copyrights with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.

                    (e) The Trustee and such Persons as the Trustee may reasonably designate shall have the right, at the cost and expense of such Grantor, to reasonably inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or held by or on behalf of such Grantor, including, in the case of Collateral in the possession of any third person, by contacting contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification. The Trustee shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Holder.

                    (f) At its option, the Trustee may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor, and not permitted by the Indenture, and may pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Indenture Documents, and such Grantor agrees, jointly with the other Grantors and severally, to reimburse the Trustee on demand for any payment made or any expense incurred by the Trustee pursuant to the foregoing authorization; PROVIDED that nothing in this subsection shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Trustee or any Holder to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

                    (g) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account or any Pledged Debt, such Grantor shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

                    (h) It shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Trustee and the Holders from and against any and all liability for such performance.

                    (i) It shall not permit any Inventory with an aggregate value of more than $250,000 to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold such Inventory subject to the Security Interest and the instructions of the Trustee and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

                    (j) It shall not grant any extension of the time of payment of any of the Accounts Receivable or any of the Pledged Debt, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

                    (k) It shall, at its own expense, maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 4.6 of the Indenture, which insurance shall be against all risks. All policies covering such insurance (i) shall contain a standard loss payable clause and, during the effectiveness of the Intercreditor Agreement, shall name the Administrative Agent (or Replacement Agent) as sole loss payee, and at any time during which the Intercreditor Agreement is no longer in effect, shall name the Trustee as loss payee in respect of each claim relating to the Collateral and resulting in a payment thereunder, and (ii) shall be indorsed to provide, in respect of the interests of the Trustee and the Holders, that (A) the Trustee shall be an additional insured, (B) 30 days' prior written notice of any cancellation or modification thereof or any reduction of amounts payable thereunder shall be given to the Trustee, and (C) in the event that such Grantor at any time or times shall fail to pay any premium in whole or part relating to any such policy, the Trustee may, in its sole discretion, pay such premium. Such Grantor irrevocably makes, constitutes and appoints the Trustee (and all officers, employees or agents designated by the Trustee) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that such Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Trustee may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Trustee deems advisable. All sums disbursed by the Trustee in connection with this paragraph, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Trustee and shall be additional Secured Obligations secured hereby.

                    (l) It shall legend upon request by the Trustee its Accounts Receivable, its Pledged Debt and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Trustee for the benefit of the Holders and that the Trustee has a security interest therein.

                    (m) It shall not, nor shall it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor's business or the business of the Grantors as a whole may become invalidated or dedicated to the public, and it shall continue to mark any products covered by any such Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws. It shall (either itself or through its licensees or its sublicensees), for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law, (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party valid and legal rights. It shall (either itself or through licensees), for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws. Such Grantor shall take all actions necessary or advisable to ensure that any Intellectual Property material to the conduct of its business does not become abandoned, lost or dedicated to the public, and shall notify the Trustee of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same. Each Grantor shall, within 105 days of the creation or acquisition of any Copyrightable work which is material to the business of such Grantor or the Grantors as a whole, apply to register the Copyright in the U.S. Copyright Office. With respect to any material Copyrightable work that has been exclusively licensed to any Grantor, such Grantor shall use its best efforts to cause the licensor thereof to register the Copyright in the U.S. Copyright Office and shall promptly record its rights in such License in the U.S. Copyright Office. If any Grantor, either itself or through any agent, employee, licensee or designee, shall file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, it shall notify the Trustee in writing within 60 days of such filing, and, upon the request of the Trustee, shall promptly execute and deliver any and all agreements, instruments, documents and papers as the Trustee may request to evidence the Trustee's security interest in such Patent, Trademark or Copyright. Such Grantor hereby appoints the Trustee as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable. Such Grantor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of such Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that such Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of such Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral. Upon and during the continuance of an Event of Default, such Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Trustee. Except as expressly permitted under the Indenture or the Intercreditor Agreement, the Grantors will not execute, and there will not be on file in any public office, any financing statement, security agreement or other document or instruments, other financing statements, security agreements, or other documents or instruments filed or to be filed in favor of the Trustee for the benefit of the Holders.

         Section 6. INVESTMENT RELATED PROPERTY.

                    (a) REPRESENTATIONS AND WARRANTIES. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Trustee and the Holders that Schedule III hereto or to the applicable Supplement sets forth, as of the Applicable Date, all of the Deposit Accounts and Securities Accounts included in the Collateral owned or held by or on behalf of such Grantor.

                    (b) REGISTRATION IN NOMINEE NAME; DENOMINATIONS. Each Grantor hereby agrees that (i) without limiting Section 8, the Trustee, on behalf of the Holders, shall have the right (in its sole and absolute discretion) to hold any Investment Related Property in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned, where applicable, in blank or in favor of the Trustee (or the Administrative Agent (or Replacement Agent) during the effectiveness of the Intercreditor Agreement), (ii) at the Trustee's request, such Grantor will promptly give to the Trustee copies of any material notices or other communications received by it with respect to any Investment Related Property registered in its name, and (iii) the Trustee shall at all times have the right to exchange any certificates, instruments or other documents representing or evidencing any Investment Related Property owned or held by or on behalf of such Grantor for certificates, instruments or other documents of smaller or larger denominations for any purpose consistent with this Security Agreement.

                    (c) VOTING AND DISTRIBUTIONS.

                        (i) Unless and until an Event of Default shall have occurred and be continuing:

                             (A) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Investment Related Property, or any part thereof, for any purpose consistent with the terms of this Security Agreement and the other Indenture Documents; PROVIDED that such Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment Related Property or the rights and remedies of the Trustee or any of the Holders under this Security Agreement or any other Indenture Document or the ability of the Trustee or any of the Holders to exercise the same.

                             (B) Each Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Investment Related Property owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws. All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Investment Related Property, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding securities of any issuer of any Investment Related Property or received in exchange for any Investment Related Property, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Trustee hereunder and shall be forthwith delivered to the Trustee in the same form as so received (with any necessary endorsement).

                        (ii) Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

                             (A) All rights of each Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection (c)(i)(B) above shall cease, and all such rights shall thereupon become vested in the Trustee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable. All dividends, interest and principal received by or on behalf of any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Trustee, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Trustee upon demand in the same form as so received (with any necessary endorsement). Subject to the Intercreditor Agreement while it is in effect, any and all money and other property paid over to or received by the Trustee pursuant to the provisions of this subsection (c)(ii)(A) shall be retained by the Trustee in an account to be established in the name of the Trustee, for the benefit of the Holders, upon receipt of such money or other property (the "COLLATERAL ACCOUNT") and shall be applied in accordance with the provisions of Section 9(b). Subject to the Intercreditor Agreement while it is in effect and to the provisions of this subsection (c)(ii)(A), such account shall at all times be under the sole dominion and control of the Trustee, and the Trustee shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto as set forth in the Indenture Documents. After all Events of Default have been cured or waived, the Trustee shall, within five Business Days after all such Events of Default have been cured or waived, repay to the applicable Grantor all cash dividends, interest and principal (without interest) that such Grantor would otherwise be permitted to retain pursuant to the terms of subsection
         (c)(i)(B) above and which remain in such account.

                             (B) All rights of each Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A) above, and the obligations of the Trustee under subsection (c)(i)(B) above, shall cease, and all such rights shall thereupon become vested in the Trustee, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, PROVIDED that unless otherwise directed by Holders of a majority of the aggregate principal amount of outstanding Notes, the Trustee shall have the right from time to time following and during the continuance of an Event of Default to permit such Grantor to exercise such rights. After all Events of Default have been cured or waived, the applicable Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection
         (c)(i)(A) above.

                    (d) CASH AND INVESTMENT PROPERTY. Each Grantor covenants and agrees that (i) with respect to each of its Deposit Accounts existing on the date hereof and set forth in Schedule III hereto, it shall deliver, or cause to be delivered, to the Trustee on or prior to April 15, 2002, a duly executed Deposit Account Control Agreement with respect to each such Deposit Account (other than a Deposit Account that at all times has less than (A) $25,000 on deposit therein, and (B) when aggregated with all other Deposit Accounts that are not subject to a Deposit Account Control Agreement in favor of the Trustee, $100,000 on deposit therein), (ii) it shall not at any time establish or maintain any other Deposit Account without concurrently therewith delivering to the Trustee a duly executed Deposit Account Control Agreement with respect to such Deposit Account, (iii) it shall deposit, or cause to be deposited, no less frequently than every other Business Day all of its Investment Related Property (other than Deposit Accounts and Securities Accounts) into one or more such Deposit Accounts or any Securities Account. Prior to the delivery of a "Notice of Exclusive Control" under the applicable Deposit Account Control Agreement, and pursuant to the terms thereof and the other Indenture Documents, each Deposit Account shall at all times be under the "control" (within the meaning of Article 9 of the UCC) of the Trustee, and no Grantor shall have access to or any right to draw upon or withdraw any cash or other funds therefrom, except for purposes not otherwise prohibited by the Indenture Documents.

         Section 7. FURTHER ASSURANCES.

                    Each Grantor hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments and other documents, and take all such further actions, that the Trustee may from time to time reasonably request to preserve, protect and perfect (including as a result of any revisions to Article 9 of the UCC in any jurisdiction or the effectiveness thereof or any other change in applicable law) the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. In addition, to the extent permitted by applicable law, each Grantor hereby irrevocably authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral owned or held by it or on its behalf without the signature of such Grantor and agrees that a photographic or other reproduction of this Security Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Each Grantor hereby further irrevocably authorizes the Trustee to file a Record or Records, including financing statements, in all jurisdictions and with all filing offices that the Trustee may determine, in its sole and absolute discretion, are necessary, advisable or prudent to perfect the Security Interest granted by it and agrees that such financing statements may describe the Collateral owned or held by it or on its behalf in the same manner as described herein or may contain an indication or description of collateral that describes such Collateral in any other manner that the Trustee may determine, in its sole and absolute discretion, is necessary, advisable or prudent to perfect the Security Interest granted by such Grantor, including describing such property as "all assets" or "all personal property."

         Section 8. TRUSTEE APPOINTED ATTORNEY-IN-FACT.

                    (a) Each Grantor hereby appoints the Trustee as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Trustee shall have the right, with power of substitution for such Grantor and in such Grantor's name or otherwise, for the use and benefit of the Trustee and the Holders, upon the occurrence and during the continuance of an Event of Default and at such other time or times permitted by the Indenture, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral owned or held by it or on its behalf or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral owned or held by it or on its behalf or to enforce any rights in respect of any of such Collateral; (iv) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (v) to notify, or to require such Grantor to notify, obligors to make payment directly to the Trustee, and (vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Trustee were the absolute owner of such Collateral for all purposes; PROVIDED that nothing herein contained shall be construed as requiring or obligating the Trustee or any Holder to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee or any Holder, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Trustee with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of such Grantor or to any claim or action against the Trustee. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under the other Indenture Documents with respect to any of the Collateral or impose any obligation on the Trustee or any Holder to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Trustee or any Holder of any other or further right that it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other Indenture Document, by law or otherwise. Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in
Section 9-610(b) of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provision).

         Section 9. REMEDIES UPON DEFAULT.

                    (a) REMEDIES GENERALLY.

                        (i) GENERAL RIGHTS. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral owned or held by it or on its behalf to the Trustee on demand, and it is agreed that the Trustee shall have the right, with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral owned or held by it or on its behalf and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Trustee shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of any of the Collateral owned or held by or on behalf of such Grantor, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Trustee shall deem appropriate. In connection with any sale or disposition of the Collateral pursuant to this Section 9, each Grantor agrees to promptly deliver to the Trustee any documents required under Section 11.10 of the Indenture. The Trustee shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                        (ii) SALE OF COLLATERAL. The Trustee shall give each Grantor ten days' written notice (which such Grantor agrees is reasonable notice within the meaning of Sections 9-611 and 9-612 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions)), of the Trustee's intention to make any sale of any of the Collateral owned or held by or on behalf of such Grantor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix and state in the notice (if any) of such sale. At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Trustee may (in its sole and absolute discretion) determine. The Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Holder may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of such Grantor (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Holder from such Grantor as a credit against the purchase price, and such Holder may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Trustee shall be free to carry out such sale pursuant to such agreement, and
         (iii) no Grantor shall be entitled to
         the return of any of the Collateral subject thereto, notwithstanding the fact that after the Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Trustee may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions). Without limiting the generality of the foregoing, each Grantor agrees as follows: (A) if the proceeds of any sale of the Collateral owned or held by it or on its behalf pursuant to this Section are insufficient to pay all the Secured Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Trustee or any Holder to collect such deficiency, (B) it hereby waives any claims against the Trustee arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Section was less than the price that might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree,
         (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Trustee may sell any such Collateral without giving any warranties as to such Collateral, and the Trustee may specifically disclaim any warranties of title or the like, and (E) the Trustee shall have no obligation to marshall any such Collateral.

                    (b) APPLICATION OF PROCEEDS OF SALE. The Trustee shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                    FIRST, to the payment of all reasonable costs and expenses incurred by the Trustee (in its capacity as such hereunder or under any other Indenture Document) in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Indenture Document or any of the Secured Obligations, including all out-of-pocket court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee hereunder or under any other Indenture Document on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document;

                    SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Holders pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

                    THIRD, to the applicable Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

                    The Trustee shall have sole and absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Security Agreement. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

                    (c) INVESTMENT RELATED PROPERTY. In view of the position of each Grantor in relation to the Investment Related Property, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "FEDERAL SECURITIES LAWS") with respect to any disposition of the Investment Related Property permitted hereunder. Each Grantor understands that compliance with the Federal securities laws might very strictly limit the course of conduct of the Trustee if the Trustee were to attempt to dispose of all or any part of the Investment Related Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment Related Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Trustee in any attempt to dispose of all or part of the Investment Related Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Trustee may, with respect to any sale of the Investment Related Property, limit the purchasers to those who will agree, among other things, to acquire such Investment Related Property for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Trustee, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment Related Property, or any part thereof, shall have been filed under the Federal securities laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Trustee shall incur no responsibility or liability for selling all or any part of the Investment Related Property at a price that the Trustee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Trustee sells any such Investment Related Property.

                    (d) REGISTRATION, ETC. Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Trustee desires to sell any of the Investment Related Property owned or held by or on behalf of such Grantor at a public sale, it will, at any time and from time to time, upon the written request of the Trustee, use its best efforts to take or to cause, where applicable, the issuer of such Investment Related Property to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Investment Related Property. Each Grantor further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel), and claims (including the costs of investigation) that they may incur, insofar as such loss, liability, expense or claim, as applicable, relates to such Grantor or any of its property, and arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Grantor or the issuer of such Investment Related Property, as applicable, by the Trustee expressly for use therein. Each Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause, where applicable, the issuer of such Investment Related Property to qualify, file or register, any of the Investment Related Property owned or held by or on behalf of such Grantor under the Blue Sky or other securities laws of such states as may be requested by the

Trustee and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Grantor will bear all costs and expenses of carrying out its obligations under this Section. Each Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

         Section 10. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.

                     For the purpose of enabling the Trustee to exercise rights and remedies under Section 9, and under this Section, at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Trustee an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof (subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks). The use of such license by the Trustee shall be exercised, at the option of the Trustee, upon the occurrence and during the continuation of an Event of Default; PROVIDED that any license, sub-license or other transaction entered into by the Trustee in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. Any royalties and other payments received by the Trustee shall be applied in accordance with
Section 9(b).

         Section 11. REIMBURSEMENT OF TRUSTEE.

                     Each Grantor agrees, jointly with the other Grantors and severally, to pay to the Trustee the amount of any and all reasonable out-of-pocket expenses, including the fees, other charges and disbursements of counsel (including allocated costs of internal counsel) and of any experts or agents, that the Trustee may incur in connection with (a) the administration of this Security Agreement relating to such Grantor or any of its property and any consent, amendment, waiver or other modification to this Security Agreement, (b) the creation and perfection of Liens in favor of Trustee for the benefit of Holders, including filing and recording fees, expenses and taxes, search fees, and the reasonable fees, expenses and disbursements of any counsel providing any opinions in respect of the Collateral or the Liens created pursuant to the Collateral Agreements, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of such Grantor, (d) the exercise, enforcement or protection of any of the rights of the Trustee hereunder relating to such Grantor or any of its property, including any costs of settlement incurred by the Trustee after the occurrence of an Event of Default, (e) any refinancing or restructuring of the credit arrangements pursuant to the Indenture, including a "work-out," or pursuant to any insolvency or bankruptcy cases or proceedings, or (f) the failure by such Grantor to perform or observe any of the provisions hereof. Without limitation of its indemnification obligations under the other Indenture Documents, each of the Grantors agrees, jointly with the other Grantors and severally, to indemnify the Trustee and the Holders against, and hold the Trustee and each Holder harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including reasonable counsel fees (including allocated costs of internal counsel), other charges and disbursements, incurred by or asserted against the Trustee or any Holder arising out of, in any way connected with, or as a result of (a) the execution or delivery by such Grantor of this Security Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, or the performance by such Grantor of its obligations under the Indenture Documents and the other transactions contemplated thereby or (b) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Trustee or any Holder is a party thereto, PROVIDED that such indemnity shall not, as to the Trustee or any Holder, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Trustee or such Holder, respectively. Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Indenture Document or any investigation made by or on behalf of the Trustee or any Holder. All amounts due under this Section shall be payable within ten days of written demand therefor and shall bear interest at the rate of 11-7/8% per annum.

         Section 12. WAIVERS; AMENDMENT.

                     No failure or delay of the Trustee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee and the Holders hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or any other Indenture Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances. Neither this Security Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among the Trustee and the Grantor or Grantors with respect to which such waiver, amendment, other modification or consent is to apply, subject to any consent required in accordance with Article IX of the Indenture.

         Section 13. SECURITY INTEREST ABSOLUTE.

                     All rights of the Trustee hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Indenture, any other Indenture Document or any other agreement or instrument relating to any of the foregoing, (iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Security Agreement or any other Indenture Document.

         Section 14. TERMINATION; RELEASE.

                     This Security Agreement and the Security Interest shall terminate when all the Secured Obligations have been finally and indefeasibly paid in full in cash. In connection with the termination of the Security Interest pursuant to this Section or any release of any Collateral permitted by

Sections 11.9 and 11.10 of the Indenture, the Trustee shall execute and deliver to the applicable Grantor, at the cost and expense of such Grantor, all UCC termination statements and similar documents that such Grantor may reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Trustee or any Holder. Notwithstanding the foregoing, this Security Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any amount received by a Holder in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, any Grantor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

         Section 15. ADDITIONAL GRANTORS.

                     Upon execution and delivery after the date hereof by the Trustee and a Subsidiary of a Supplement, such Subsidiary, shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein (each an "ADDITIONAL GRANTOR"). The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder and under the Indenture Documents shall remain in full force and effect notwithstanding the addition of any Additional Grantor as a party to this Security Agreement.

         Section 16. NOTICES.

                     All communications and notices hereunder shall be in writing and given as provided in Section 12.2 of the Indenture. All communications and notices hereunder to the Trustee shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to the Company and any other Grantor shall be given to it at its address for notices set forth on Schedule I hereto or to the applicable Supplement, with, in the case of any Grantor other than the Company, a copy to the Company.

         Section 17. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS.

                     Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Trustee and a counterpart hereof shall have been executed on behalf of the Trustee, and thereafter shall be binding upon such Grantor and the Trustee and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Trustee and the Holders, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Indenture Documents. This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released in accordance herewith and in accordance with the Indenture with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         Section 18. SURVIVAL OF AGREEMENT; SEVERABILITY; ENTIRE AGREEMENT.

                     All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Indenture Document shall be considered to have been relied upon by the Trustee and the Holders and shall survive the execution and delivery of any Indenture Document, regardless of any investigation made by the Holders or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate. In the event any one or more of the provisions contained in this Security Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). This Security Agreement and the other Indenture Documents embody the entire agreement and understanding among the Grantors and the Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.

         Section 19. GOVERNING LAW.

                     THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 20. COUNTERPARTS.

                     This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Section 17), and shall become effective as provided in Section 17. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

         Section 21. HEADINGS.

                     Section and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

         Section 22. JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS.

                     Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Indenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Indenture Documents against such Grantor or any of its property in the courts of any jurisdiction. Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Indenture Documents in any foregoing court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

         Section 23. WAIVER OF JURY TRIAL.

                     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 24. NO DUTY ON THE PART OF THE TRUSTEE; STANDARD OF CARE.

                     The powers conferred on the Trustee hereunder are solely to protect the interests of the Holders in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers. The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords its own property. Neither the Trustee nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

         Section 25. INDENTURE CONTROLS.

                     All terms, covenants, conditions, provisions and requirements of the Indenture, including Article VII thereof, are incorporated by reference in this Security Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and those of the Indenture, including any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

         Section 26. TRUST INDENTURE ACT CONTROLS.

                     If any provision of this Security Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Security Agreement, the imposed duties shall control.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.


                       PENTON MEDIA, INC.



                       By:  /s/ Thomas L. Kemp
                           ------------------------------------------------
                       Name:  Thomas L. Kemp
                             ----------------------------------------------
                       Title:  Chairman of the Board and
                              ---------------------------------------------
                               Chief Executive Officer
                              ---------------------------------------------



                       EACH OF THE SUBSIDIARIES LISTED ON
                       SCHEDULE I HERETO

                       AS TO EACH OF THE FOREGOING



                       By:  /s/ Joseph G. NeCastro
                           ------------------------------------------------
                       Name:  Joseph G. NeCastro
                             ----------------------------------------------
                       Title:  Treasurer
                              ---------------------------------------------



                       STARDUST.COM



                       By:  /s/ Joseph G. NeCastro
                           ------------------------------------------------
                       Name:  Joseph G. NeCastro
                             ----------------------------------------------
                       Title:  Chief Financial Officer
                              ---------------------------------------------



                       U.S. BANK NATIONAL ASSOCIATION,
                       as Trustee



                       By:  /s/ Frank P. Leslie III
                           ------------------------------------------------
                       Name:  Frank P. Leslie III
                             ----------------------------------------------
                       Title:  Vice President
                              ---------------------------------------------

                                   SCHEDULE I
                        TO PLEDGE AND SECURITY AGREEMENT

                       GRANTORS AND ADDRESSES FOR NOTICES
                       ----------------------------------

Grantor                                        Address for Notices
-------                                        -------------------

Penton Media, Inc.                             1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Boardwatch, Incorporated                       1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Donohue Meehan Publishing Company              1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Duke Communications International, Inc.        1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Duke Investments, Inc.                         1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Healthwell.com, Inc.                           1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Internet World Media, Inc.                     1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

One, Inc.                                      1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Penton Internet, Inc.                          1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

PTS Delaware, Inc.                             1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Stardust.com                                   1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Streaming Media, Inc.                          1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

Tech Conferences, Incorporated                 1300 East 9th Street
                                               Cleveland, OH  44114
                                               Attention: Joseph NeCastro

                                   SCHEDULE II
                        TO PLEDGE AND SECURITY AGREEMENT

           FILING OFFICES AND FEDERAL EMPLOYER IDENTIFICATION NUMBERS
           ----------------------------------------------------------

                                                                                Federal Employer
Grantor                                  Filing Office                          Identification Numbers
-------                                  -------------                          ----------------------

Penton Media, Inc.                       Delaware                               36-2875386

Boardwatch, Incorporated                 Colorado                               84-1208477

Donohue Meehan Publishing Company        Illinois                               36-4240655

Duke Communications International, Inc.  Colorado                               84-1357904

Duke Investments, Inc.                   Colorado                               84-0922160

Healthwell.com, Inc.                     Delaware                               34-1917641

Internet World Media, Inc.               Delaware                               06-1385519

One, Inc.                                Colorado                               84-1182803

Penton Internet, Inc.                    Delaware                               34-1927675

PTS Delaware, Inc.                       Delaware                               34-1959399

Stardust.com                             California                             77-04144434

Streaming Media, Inc.                    California                             94-3296121

Tech Conferences, Incorporated           Connecticut                            06-1400484

                                  SCHEDULE III
                        TO PLEDGE AND SECURITY AGREEMENT

                              DILIGENCE CERTIFICATE
                              ---------------------

                                   (attached)

                                   SCHEDULE IV
                        TO PLEDGE AND SECURITY AGREEMENT

                             COMMERCIAL TORT CLAIMS
                             ----------------------

                                      None.

                                    EXHIBIT A
                        TO PLEDGE AND SECURITY AGREEMENT

                               FORM OF SUPPLEMENT
                               ------------------

         SUPPLEMENT NO. __, dated as of ______________, to the PLEDGE AND SECURITY AGREEMENT, dated as of March 28, 2002, among PENTON MEDIA, INC, a Delaware corporation (the "COMPANY"), the subsidiaries of the Company party thereto, and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "TRUSTEE") under the Indenture referred to in the next paragraph (as amended, restated, extended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT").

                  Reference is made to the Indenture, dated as of March 28, 2002, among the Company, the subsidiaries of the Company party thereto, and the Trustee (as amended, restated, extended, supplemented or otherwise modified from time to time, the "INDENTURE"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement.

                  The Grantors have entered into the Security Agreement in connection with the issuance by the Company of 11-7/8% Senior Secured Notes Due 2007. Section 15 of the Security Agreement provides that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "NEW GRANTOR") is executing this Supplement to become a Grantor under the Security Agreement in accordance with the requirements of the Indenture.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustee and the New Grantor hereby agree as follows:

         Section 1. In accordance with Section 15 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to, and to be bound by, all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Trustee (and its successors and assigns), for the benefit of the Secured Parties (and their successors and assigns), a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

         Section 2. The New Grantor represents and warrants to the Trustee and the other Secured Parties that (i) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) set forth on the Schedules attached hereto are true and complete schedules of all of the information that would have been required to have been delivered by or on behalf of the New Grantor pursuant to the Security Agreement and the Schedules thereto if the New Grantor had been originally named in the Security Agreement, and (iii) the representations and warranties made by it as a Grantor under the Security Agreement are true and correct on and as of the date hereof giving effect to the applicable information referred to in clause (ii) of this Section.

         Section 3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Trustee. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         Section 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

         Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth in the applicable Schedule hereto, with a copy to the Company.

         Section 8. The New Grantor agrees to reimburse the Trustee for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Trustee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the New Grantor and the Trustee have duly executed this Supplement No. __ to the Security Agreement as of the day and year first above written.



                                    [NAME OF NEW GRANTOR]



                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------




                                    U.S. BANK NATIONAL ASSOCIATION,
                                    as Trustee



                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------







                     [ATTACH SCHEDULES CORRESPONDING TO THE
                      SCHEDULES TO THE SECURITY AGREEMENT]

                                    EXHIBIT B
                        TO PLEDGE AND SECURITY AGREEMENT

                    FORM OF DEPOSIT ACCOUNT CONTROL AGREEMENT
                    -----------------------------------------

                                   (attached)